UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

July 1, 2023

Date of Report (Date of Earliest event reported)

SHARING SERVICES GLOBAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55997	30-0869786
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5200 Tennyson Parkway, Suite 400, Plano, Texas

(Address of principal executive offices)

Registrant’s telephone number, including area code:	(469)-304-9400

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange in which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (/Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Definitive Material Agreements.

On July 1, 2023, the Company (“SHRG”) and Decentralized Sharing Systems, Inc. (“DeSS”), entered into a Securities Purchase Agreement, to purchase and sell 1,000 shares of common stock, par value $0.001 per share, (“Shares”) representing all of the issued and outstanding shares of common stock of HWH World, Inc., a Texas corporation (“HWHW”). The Company purchased the Shares for a consideration of (i) $10.00 paid immediately in cash, and (ii) up to $711,299.70 payable from the gross proceeds generated from the sale of HWHW’s inventory, payable quarterly, and as described in detail in the Securities Purchase Agreement.

On July 1, 2023, the Company and DeSS, entered into a Securities Purchase Agreement, to purchase and sell 1,000 shares of common stock, par value $0.001 per share, (“HWHH Shares”) representing all of the issued and outstanding shares of common stock of HWHH Holdings, Inc., a Texas corporation (“HWHH”). The Company purchased the HWHH Shares for a consideration of (i) $10.00 paid immediately in cash, and (ii) up to $1,210,224.31 payable from the gross proceeds generated from the sale of HWHH’s inventory, payable quarterly, and as described in detail in the Securities Purchase Agreement.

Effective July 1, 2023, the Company and DeSS, entered into three additional transactions for offsetting certain liabilities by sale of assets.

1.	Subject to the terms of an Assignment of Limited Liability Company Interests agreement, DeSS purchased the SHRG subsidiary, Linden Real Estate Holdings LLC, with the financial terms generally summarized as follows:

a.	DeSS assumes approximately $7.560 million in SHRG liabilities secured by Commercial Real Estate.
b.	DeSS credits SHRG $239,790.23 toward amounts owing under the SHRG $27 million loan.
c.	After payment, DeSS would then own Linden Real Estate Holdings LLC, with its sole asset being a commercial lot and commercial bldg. in Lindon Utah, with an estimated value of $7,800,000; subject only to the assumed indebtedness.

2.	Subject to the terms of a Loan Purchase Contract, Assignment of Note and Liens and Other Loan Documents, and Note Allonge document, DeSS purchased from SHRG a Stemtech promissory note in the amount of $1,400,000, along with all SHRG’s rights in any Stemtech warrants, for a purchase price of $1,100,000, with the financial terms generally summarized as follows:

a.	DeSS pays the $1,100,000 purchase price by crediting the $27 million indebtedness which SHRG owes DeSS, first to interest and then to principal.
b.	As a result of the payment, DeSS would then own that certain $1.4 million promissory note payable by Stemtech, free and clear of any liens, and any equity or warrant interest in the Stemtech that SHRG may have held.

3.	Subject to the terms of a Loan Purchase Contract, Assignment of Note and liens and Other Loan Documents, and that Note Allonge, DeSS purchases from SHRG a promissory note(s) in the amount of $640,000 and related equity interests of 1044Pro LLC, for a purchase price of $400,000, with the financial terms generally summarized as follows:

a.	DeSS pays the purchases price by crediting the $27 million indebtedness which SHRG owes DeSS, to the outstanding principal and interest owing under the terms of that note.
b.	As a result of such payment, DeSS would then own that $640,000 promissory note payable by 1044Pro, free and clear of any liens, and any equity interest in 1044Pro LLC that SHRG held.

The information set forth above is qualified in its entirety by reference to the specific transaction documents which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2023	SHARING SERVICES GLOBAL CORPORATION

	By:	/s/ John Thatch
	Name:	John Thatch
	Title:	Chief Executive Officer and Vice Chairman of the Board of Directors

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